OCCULOGIX, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared to give effect to the acquisition of Solx, Inc. (“SOLX”) by OccuLogix, Inc. (“OccuLogix”) by way of a merger of SOLX and a wholly owned subsidiary of OccuLogix.

The following unaudited pro forma combined financial statements are based on the historical consolidated financial statements of OccuLogix and SOLX’s historical financial statements, adjusted to give effect to the acquisition on September 1, 2006. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 give effect to the acquisition as if it occurred on January 1, 2005.

The information presented for the nine months ended September 30, 2006 is derived from the unaudited historical consolidated financial statements of OccuLogix for the period ended September 30, 2006 included in its Quarterly Report on Form 10-Q and from the unaudited historical financial statements, including the related notes, of SOLX for the eight months ended August 31, 2006. The results of SOLX’s operations from September 1, 2006 have been included in OccuLogix’s consolidated financial statements for the period ended September 30, 2006. The information presented for the year ended December 31, 2005 is based on the audited historical consolidated financial statements of OccuLogix for the year ended December 31, 2005 included in its Annual Report on Form 10-K and on the audited historical financial statements of SOLX for the year ended December 31, 2005 included elsewhere in this Form 8-K/A.

The unaudited pro forma combined financial statements have been prepared using the purchase method of accounting for business combinations in accordance with accounting principles generally acceptable in the United States of America. The total purchase price has been preliminarily allocated, based on information available to OccuLogix as of the date of this report, to the tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimates of their fair values. These estimates and assumptions of fair values of assets acquired and liabilities assumed and related operating results are subject to change that could result in material differences between the actual amounts and those reported in the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements are provided for informational purposes only and are subject to a number of assumptions which may not be indicative of the financial position and results of operations that would have occurred had the merger been effected on the assumed dates or on the financial position or results of operations that may be obtained in the future.

These unaudited combined pro forma financial statements should be read in conjunction with:

•	Accompanying notes to the unaudited pro forma combined financial statements;
•	Separate historical consolidated financial statements of OccuLogix as of and for the year ended December 31, 2005 included in its Annual Report on Form 10-K;
•	Separate historical consolidated financial statements of OccuLogix as of and for the nine months ended September 30, 2006 included in its Quarterly Report on Form 10-Q; and
•	Historical financial statements of SOLX as of and for the six months ended June 30, 2006 and as of and for the year ended December 31, 2005 included in this current report on Form 8-K/A

OCCULOGIX, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2006
(expressed in U.S. dollars except number of shares)

	OccuLogix, Inc. Historical (9 months)	Solx, Inc. Historical (8 months)	Pro Forma Adjustments	Note 2	OccuLogix, Inc. Pro Forma

Sales	$168,159	$96,481	$—		$264,640
Cost of sales
Cost of goods sold	1,696,722	79,648	—		1,776,370
Royalty costs	75,000	17,442	—		92,442
	1,771,722	97,090	—		1,868,812
Gross loss	(1,603,563)	(609)	—		(1,604,172)
Operating expenses
General & administrative	7,064,709	864,204	(44,271)	a
			2,006,667	b	9,891,309
Clinical and regulatory	4,018,240	1,053,690	—		5,071,930
Sales and marketing	1,396,422	274,464	—		1,670,886
Impairment of goodwill	65,945,686	—	—		65,945,686
Restructuring charges	819,642	—	—		819,642
	79,244,699	2,192,358	1,962,396		83,399,453
Loss from operations	(80,848,262)	(2,192,967)	(1,962,396)		(85,003,625)
Other income (expense)
Interest income	1,149,739	5,197	(221,200)	c	933,736
Interest expense	(77,191)	(110,726)	(617,528)	d	(805,445)
Other	13,599	(26,435)	—		(12,836)
	1,086,147	(131,964)	(838,728)		115,455
Loss before income taxes and cumulative effect of a change in accounting principle	(79,762,115)	(2,324,931)	(2,801,124)		(84,888,170)
Recovery of income taxes	343,717	—	826,667	e	1,170,384
Loss before cumulative effect of a change in accounting principle	(79,418,398)	(2,324,931)	(1,974,457)		(83,717,786)
Weighted average number of common shares outstanding - basic and diluted	43,081,795		8,399,983	f	51,481,778
Loss before cumulative effect of a change in accounting principle per share - basic and diluted	$(1.84)				$(1.63)

OCCULOGIX, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(expressed in U.S. dollars except number of shares)

	OccuLogix, Inc. Historical	Solx, Inc. Historical	Pro Forma Adjustments	Note 2	OccuLogix, Inc. Pro Forma

Sales	$1,840,289	$91,301	$—		$1,931,590
Cost of sales
Cost of goods sold	3,294,102	100,500	—		3,394,602
Royalty costs	100,000	25,800	—		125,800
	3,394,102	126,300	—		3,520,402
Gross loss	(1,553,813)	(34,999)	—		(1,588,812)
Operating expenses
General & administrative	8,729,456	959,131	(68,276)	a
			3,010,000	b	12,630,311
Clinical and regulatory	5,250,492	1,858,999	—		7,109,491
Sales and marketing	2,165,337	780,485	—		2,945,822
Impairment of goodwill	147,451,758	—	—		147,451,758
	163,597,043	3,598,615	2,941,724		170,137,382
Loss from operations	(165,150,856)	(3,633,614)	(2,941,724)		(171,726,194)
Other income (expense)
Interest income	1,593,366	17,191	(268,100)	c	1,342,457
Interest expense	—	(20,516)	(926,292)	d	(946,808)
Other	(57,025)	(4,331)	—		(61,356)
	1,536,341	(7,656)	(1,194,392)		334,293
Loss before income taxes	(163,614,515)	(3,641,270)	(4,136,116)		(171,391,901)
Recovery of income taxes	642,529	—	1,240,000	e	1,882,529
Net loss for the year	$(162,971,986)	$(3,641,270)	(2,896,116)		(169,509,372)
Weighted average number of common shares outstanding - basic and diluted	41,931,240		8,399,983	f	50,331,223

Net loss per share - basic and diluted	$(3.89)				$(3.37)

OCCULOGIX, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(expressed in U.S. dollars)

1.	BASIS OF PRO FORMA PRESENTATION

On August 1, 2006, OccuLogix, Inc. (the “Company”) signed a definitive agreement to acquire Solx Inc. (“SOLX”). Under the terms of the agreement, the Company acquired SOLX by way of a merger of SOLX and OccuLogix Mergeco, Inc., a newly incorporated, wholly owned subsidiary of the Company. The transaction was subject to customary closing conditions which were satisfied on September 1, 2006, including approval by the Toronto Stock Exchange. The results of SOLX’s operations have been included in OccuLogix’s consolidated financial statements since September 1, 2006.

Pursuant to the agreement, the Company issued an aggregate of 8,399,983 shares of its common stock and paid $7,000,000 in cash to the stockholders of SOLX. The Company will make additional payments of $3,000,000 and $5,000,000 in cash on the first and second anniversaries of the September 1, 2006 closing, respectively. In addition, if SOLX receives approval from the United States Food and Drug Administration, or FDA, for the marketing and sale of the SOLX Gold Micro-Shunt (“SOLX GMSTM”) on or prior to December 31, 2007, the Company will pay an additional $5,000,000 in cash to the former stockholders of SOLX. The merger agreement and other transaction documents contain customary representations, warranties and additional covenants by the parties.

The acquisition of SOLX has been accounted for using the purchase method of accounting for business combinations in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” (“SFAS No. 141”). Assets acquired and liabilities assumed have been recorded at their fair values as of the acquisition date.

The acquisition of SOLX by the Company was for a total preliminary purchase price of $29,186,980 which includes estimated acquisition related transaction costs of approximately $970,000. The preliminary purchase price of $29,186,980 consists of 8,399,983 shares of common stock of the Company valued based on a per share price of $1.79, being the weighted-average closing sale price of the Company’s common stock as traded on the NASDAQ National Market over the two-day trading period before and after August 1, 2006, being the date the terms of the acquisition of SOLX were agreed to and announced. The preliminary purchase price also includes the cash payment of $7,000,000 made on the September 1, 2006 closing and the additional cash payments of $3,000,000 and $5,000,000 expected to be made on the first and second anniversaries of the September 1, 2006 closing, respectively. In accordance with SFAS No. 141, the contingent payment of $5,000,000 was not included in the determination of the purchase price as the receipt of FDA approval for the marketing and sale of the SOLX GMS™ on or prior to December 31, 2007 is subject to many variables and is not guaranteed.

Acquisition related transaction costs include the Company’s estimate of investment banking fees, legal and accounting fees and other costs directly related to the SOLX acquisition.

The total preliminary purchase price of $29,186,980 has been allocated as follows:

Net tangible assets	$(2,738,932)
Deferred tax liability	(12,400,000)
Intangible assets:
Shunt and laser technology	27,000,000
Regulatory and others	3,100,000
14,961,068
Goodwill	14,225,912
$29,186,980

Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, goodwill will not be amortized and will be tested for impairment at least annually or more frequently if impairment indicators arise.

A deferred tax liability in the amount of $12,400,000 was recorded based on the difference between the fair value of the intangible assets and its tax basis.

The value of the intangible assets acquired is based on a preliminary valuation analysis provided by a third-party valuator that used the income approach to value SOLX’s shunt and laser technology (being the SOLX GMS™ and the DeepLight® 790 Titanium Sapphire Laser, respectively) and the cost approach to value the regulatory and other intangible assets acquired. The intangible assets are valued at $30,100,000 with an estimated useful life of 10 years. These estimates are based on a preliminary valuation and are subject to change upon management’s review of the final valuation.

The actual allocation of the purchase price and the related useful life of the assets acquired and the resulting effect on income from operations may differ significantly from the pro forma amounts.

The unaudited pro forma financial statements combine the historical consolidated financial statements of the Company and SOLX, giving effect to the merger as if it had been completed as of January 1, 2005 with respect to the unaudited pro forma consolidated statements of operations for the nine-month period ended September 30, 2006 and for the year ended December 31, 2005.

2.	PRO FORMA ADJUSTMENTS

Pro forma adjustments relating to the pro forma combined financial statements of the Company are the following:

a.
Elimination of the amortization of patents and trademarks in the amount of $44,271 and 68,276 for the nine months ended September 30, 2006 and for the year ended December 31, 2005, respectively, relating to patents and trademarks already included in the value of intangible assets acquired upon the acquisition of SOLX.

b.
Included in general and administrative expenses in the pro forma statements of operations is an amortization of intangible assets expense of $2,006,667 for the nine months ended September 30, 2006 and $3,010,000 for the year ended December 31, 2005 of the intangible assets acquired on the acquisition of SOLX. The estimated amounts reflect minimum values estimated by management and may vary as the final purchase allocation and related useful life of the assets acquired are subject to completion of the valuation.

c.
To record the loss of interest income of $221,200 and $268,100 during the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively, on the $7,000,000 paid to the former stockholder of SOLX as the pro forma combined statements of operations gives effect to the merger as if it had been completed on January 1, 2005.

d.
Included in other income (expense) in the pro forma statements of operations is the amortization of the discount on the future cash payments expected to be made to the former stockholders of SOLX of $617,528 and $926,292 for the nine months ended September 30, 2006 and the year ended December 31, 2005.

e.
The income tax benefit of $826,667 for the nine months ended September 30, 2006 and $1,240,000 for the year ended December 31, 2005, included in the recovery of income taxes in the pro forma statements of operations, represents the amortization of the deferred tax liability which was recorded based on the difference between the fair value of the intangible assets acquired and its tax basis. The deferred tax liability of $12,400,000 is being amortized over 10 years, the estimated useful life of the intangible assets.

       f.  The weighted average number of common shares outstanding gives effect to the 8,399,983 shares of common stock that were issued as part of the purchase price as if it occurred on January 1, 2005.